2021 FOURTH QUARTER AND FULL YEAR EARNINGS February 10, 2022

® 2 This presentation contains statements regarding management’s expectations and objectives for future periods (including key factors affecting 2022 non-GAAP core earnings) as well as forecasts and estimates regarding PG&E Corporation’s and Pacific Gas and Electric Company’s (the “Utility”) 2022 W ildfire Mitigation Plan, rate base projections, capital expenditure forecasts, expense reduction forecasts and regulatory developments. These statements and other statements that are not purely historical constitute forward-looking statements that are necessarily subject to various risks and uncertainties. Actual results may differ materially from those described in forward-looking statements. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with: • wildfires that have occurred in the Utility’s territory, including the extent of the Utility’s liability in connection with the 2019 Kincade fire, the 2020 Zogg fire, the 2021 Dixie fire (including the outcomes of the criminal complaints filed in connection with the 2019 Kincade fire and the 2020 Zogg fire), and future wildfires; • the Utility’s ability to recover wildfire-related costs, including costs for the 2021 Dixie fire, from the Wildfire Fund (including the Utility’s maintenance of a valid safety certificate and whether the Wildfire Fund has sufficient remaining funds) and through the WEMA and FERC TO rate cases; and the timing of insurance recoveries; • the Utility’s implementation of its wildfire mitigation initiatives, including the Public Safety Power Shutoff program and the undergrounding initiative, and the initiatives’ effectiveness; • the Utility’s ability to safely and reliably operate, maintain, construct and decommission its facilities; • the Utility’s ability to obtain wildfire insurance at a reasonable cost in the future, or at all; the adequacy of insurance coverage and scope of limitations; the ability to obtain recovery of insurance premiums; and the timing and extent of insurance recoveries; • changes in the electric power and gas industries driven by technological advancements and a decarbonized economy; • a cyber incident, cyber security breach, severe natural event or physical attack; • severe weather conditions, extended drought, and climate change, particularly their impact on the likelihood and severity of wildfires; • the impact of legislative and regulatory developments, including those regarding wildfires, the environment, California’s clean energy goals, the nuclear industry, regulation of utilities and their holding companies, and taxes; • the timing and outcome of FERC and CPUC ratemaking, cost recovery, and future cost of capital proceedings; • the outcome of self-reports, investigations or other enforcement actions, including the EOEP and other enforcement proceedings; • PG&E Corporation and the Utility’s substantial indebtedness, which may adversely affect their financial health and limit their operating flexibility; • the ability of PG&E Corporation and the Utility to finance through securitization up to $2.4 billion of fire risk mitigation capital expenditures that were or will be incurred by the Utility and $7.5 billion of costs related to the 2017 Northern California wildfires; • the timing and outcome of PG&E Corporation’s and the Utility’s litigation, including unresolved claims from the Chapter 11 proceedings, securities class action claims, wildfire-related litigation, and appeals of the Confirmation Order; • future substantial sales of shares of common stock of PG&E Corporation by existing shareholders, including the Fire Victim Trust; • the Utility’s ability to retain or contract for the workforce to execute its wildfire mitigation initiatives; • the Utility’s ability to control operating costs, timely recover costs through rates and achieve projected savings, and the extent to which it incurs unrecoverable costs that are higher than forecasted; • tax treatment of certain assets and liabilities, including whether PG&E Corporation or the Utility undergoes an “ownership change” that limits certain tax attributes; • the impact of growing distributed and renewable generation resources, and changing customer demand for its natural gas and electric services; and • the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Undefined, capitalized terms have the meanings set forth in the Form 10-K. Unless otherwise indicated, the statements in this presentation are made as of February 10, 2022. PG&E Corporation and the Utility undertake no obligation to update information contained herein. This presentation was attached to PG&E Corporation and the Utility’s joint current report on Form 8-K that was furnished to the SEC on February 10, 2022 and is also available on PG&E Corporation’s website at www.pgecorp.com. Forward-Looking Statements

® 3Presentation endnotes are included in Appendix 8. TEAM Implemented Lean across the company REGIONAL SERVICE MODEL Focused on hometown delivery WILDFIRE MITIGATION Responded to changing conditions CALIFORNIA Partnered with customers and policymakers FINANCIAL 2021 Non-GAAP Core EPS1 of $1.00 MEETING OUR COMMITMENTS Our focus on People, the Planet, and Prosperity 2021: Meeting Our Commitments

Simple, Affordable Model

	FUTURE OPPORTUNITIES
Capital Investments for our Customers	9%
Long-Term Factors Offset Customer Impacts:	
-O&M cost reduction (non-fuel)[1]	2%
-Electric load growth[2]	~1% - 3%
-Other (including efficient financing)[3]	~2%
Subtotal	~5% - 7%
Customer Impacts at or Below Assumed Inflation	~2% - 4%

Presentation endnotes are included in Appendix 8.

Drives sustainable growth

4

® 5 Metric 2022 Goal 2022-2026 Goal Wildfire Annual CPUC Reportable Ignitions greater than or equal to 100 acres1 0 0 Undergrounding Circuit Miles2 175 3,600 Customer Gas Distribution Main Replacement Miles 220 1,150 Annual O&M Cost Reduction (Non-Fuel)3 2% 2% Financial Annual EPS Growth and Dividend Yield4 10% 10% Rate Base Growth5 ~6% 9% CAGR FFO/Debt6 > 13% Mid-to-high teens by 2024 Debt Paydown Rate Neutral Securitization $2 billion PG&E Corporation debt paydown by end of 2023 Presentation endnotes are included in Appendix 8. Report Card

Enhanced Powerline Safety Settings (EPSS)

80% Decrease in CPUC reportable ignitions across 169 circuits (~11,000 miles) where EPSS was first implemented

40% Decrease in CPUC reportable ignitions across 800 circuits (~25,000 miles) traversing high fire threat districts

Based on 2021 actuals relative to most recent three-year average for July 28-October 20



To help prevent wildfires during this hot and dry season, we have adjusted the settings on some of our equipment to automatically turn off power more quickly if the system detects a problem.
1 When an object strikes the line or a fault occurs...
POWER OFF
2 ...sensors detect the change in current and shut off power within one-tenth of a second.
3 We check the lines for damage before safely restoring power. This process can take several hours, depending on terrain.
Patrols are done by helicopter, truck or on foot during daylight hours.
PG&E

100%
~25,000 Miles

In 2022, we plan to expand EPSS to all distribution line miles in high fire threat districts

Expanding the program in 2022

6

® 7Presentation endnotes are included in Appendix 8. Reduces PSPS over time EVENT DETAILS 2019 2020 2021 PSPS EVENTS 7 6 5 CUSTOMERS IMPACTED ~2,014,000 653,000 80,400 DAMAGE/HAZARDS 722 257 442 AVERAGE OUTAGE DURATION (HRS) 43 35 31 AVERAGE RESTORATION TIME (HRS) 17 10 12 Minimal PSPS – Last resort 96% – 100% – Time PSPS use 0% – Undergrounding, System Hardening, Vegetation Management, Inspection and Repairs Wildfire Risk 1 Progress On Our Wildfire Mitigation Plan

® 8 Target Miles Per Year Target Cost Per Mile Undergrounding: Bold, Innovative Action Reducing risk and improving reliability 70 175 400 800 1,000 1,200 0 200 400 600 800 1,000 1,200 1,400 2021 2022 2023 2024 2025 2026 2022 2026 $3.75M $2.5M Safe Affordable Dependable Sustainable Mitigates Risk Substitutes Capital for Expense Reduces PSPS and EPSS Improves Reliability Saves Trees Beautifies our Hometowns • Optimize design and construction standards • Bundle work strategically • Deploy new technology and equipment Actuals

® 9 Undergrounding and other potential growth opportunities With even more opportunity ahead Electric & Gas Distribution, Electric Generation Electric Transmission Gas Transmission & Storage Electric & Gas Distribution, Electric Generation Electric Transmission Gas Transmission & Storage Balancing & Memo Account Spend 1 2017-2021 CapEx 2022-2026 CapEx $35B $53B Increasing Customer Investment Undergrounding and potential growth opportunities driving increase in CapEx

Note: Amounts may not sum due to rounding. Reflects 2,128 million and 1,985 million weighted average shares during the three and twelve months ended December 31, 2021. Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 9, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Exhibit H for the use of non-GAAP financial measures. ® 10 Q4 2021 Earnings Results Three Months Ended December 31, 2021 Year Ended December 31, 2021 (in millions, except per share amounts) Earnings EPS Earnings EPS PG&E Corporation’s Earnings (Loss) on a GAAP basis $ 472 $ 0.22 $ (102) $ (0.05) Non-core items: Amortization of Wildfire Fund contribution 85 0.04 372 0.19 Bankruptcy and legal costs 34 0.02 1,413 0.71 2019-2020 wildfire-related costs, net of insurance 4 — 145 0.07 Investigation remedies 1 — 148 0.07 Prior period net regulatory recoveries — — 162 0.08 PG&E Corporation’s Non-GAAP Core Earnings $ 596 $ 0.28 $ 2,138 $ 1.08 Non-Core Items (in millions, pre-tax) Three Months Ended December 31, 2021 Year Ended December 31, 2021 Amortization of Wildfire Fund contribution $ 118 $ 517 Bankruptcy and legal costs 50 1,469 2019-2020 wildfire-related costs, net of insurance 6 202 Investigation remedies — 171 Prior period net regulatory recoveries — 257

Note: Amounts may not sum due to rounding. Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 9, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Exhibit H for the use of non-GAAP financial measures. ® 11 $0.22 $0.26 $0.26 $0.21 $0.24 Q4 2021 Quarter over Quarter Comparison $0.21 $0.28 $0.03 $0.03 $0.02 $0.02 $0.01 ($0.03) ($0.01) Q4 2020 Non- GAAP Core EPS Regulatory items Timing of taxes Cost reduction Timing of nuclear refueling outage Miscellaneous Growth in rate base earnings Unrecoverable interest expense Q4 2021 Non- GAAP Core EPS Non-GAAP Core Earnings per Share Q4 20 Non-GAAP Core EPS Reg l tory ite s Timing of taxes Cost reduction iming of nuclear refueling outage Misc. th in rate base earnings Unre erable interest expense Q4 2021 Non-GAAP Core EPS

® 12Improves our balance sheet Pending & Future Applications (Settled, Filed or Yet to be Filed) Application Balance at 12/31/21 Expected Amortization Expected Rate Recovery by Year (subject to CPUC authorization) 2022 2023 2024 2018 CEMA (Settled) 296 12 months 296 - - 2020 WMCE (Settled) 564 24 months 165 282 117 2021 WMCE (Filed) 1,470 12 months - 735 735 TBD (Yet to be Filed) 1,867 TBD - - 1,867 Total 4,197 461 1,017 2,719 Total 5,447 1,711 1,017 2,719 $ in Millions Approved Applications (Final Decisions) Application Balance at 12/31/21 Recovery Through Rate Recovery by Year 2022 2020 WEMA 440 Oct. 2022 440 GRC Track 1 810 Dec. 2022 810 Total 1,250 1,250 Expected Cash Flow Recovery from Previously Incurred Wildfire-Related Spend $1.25B Approved for Rate Inclusion $2.33B Pending Final Decisions $5.45B Total Expected Recovery of Wildfire-Related Costs

2022 Factors Impacting Earnings

PG&E

~$49.8B	10.25%	~$2.28-$2.4B	$1.07-$1.13
Equity Earning Rate Base (1)	CPUC authorized ROE pending resolution of the 2022 Cost of Capital filing (2)	Non-GAAP Core Earnings	Non-GAAP Core EPS

Key Factors Affecting Non-GAAP Core Earnings

Drivers of Variance from Authorized
($ millions after tax)

-	Unrecoverable interest expense (3)	$330 - $370
+	Other earnings factors including AFUDC equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs	

Equity

2022 Equity issuance	$100 - $400M

Non-Core Items(4)

($ millions after tax)

-	Amortization of Wildfire Fund contribution	~	$340
-	Bankruptcy and legal costs	~	80 - 200
-	Investigation remedies	~	100
-	2019-2020 wildfire-related costs	~	10 - 40
+	Rate neutral securitization and Fire Victim Trust tax benefit	~	(670) - (240)
+	Prior period net regulatory recoveries	~	(70) - (60)
	Estimated non-core items guidance	~	$(210) - $380
	Non-cash portion (5)	~	$(240)

Assumptions

- Final, non-appealable decision in $7.5B rate neutral securitization application in 2022. $1B contribution to the customer credit trust in 2022.
- CPUC final decision and approval of settlements for the 2011-2014 GT&S capital audit, 2018 CEMA, and the 2020 Wildfire Mitigation Catastrophic Event ("WMCE") proceedings in 2022.
- No 2022 impacts from potential changes in the federal tax code.
- All potentially dilutive securities were included in the calculation of non-GAAP Core EPS.

Presentation endnotes are included in Appendix 8.

Changes from prior quarter noted in blue

13

Multi-Year Financial Plan

~9% Rate base CAGR

10% Non-GAAP Core EPS Growth and Dividend Yield

Debt Paydown

Weighted average rate base ($B)



projected
~9% CAGR
on equity rate base 2021-2026
$47.1
~$49.8
$56-$59
$60-$66
$62-$71
$65-$77
2021 Actuals
2022
2023
2024
2025
2026

Potential Growth Opportunities

- Undergrounding
- Additional wildfire mitigation (including remote grid integration)
- Transportation electrification

Transmission Owner | Gas Transmission & Storage (GT&S) | General Rate Case (GRC) | Spend Above Currently Authorized

GRC & GT&S rate cases will be combined starting in 2023

CapEx ($B) (1)



projected
$8.6
$7.8-$8.9
$7.9-$10.4(3)
$7.9-$10.7
$8.0-$11.3
$8.1-$12.0
2021 Actuals
2022
2023
2024
2025
2026

Subject to Ongoing and Future Recovery Requests

- 2023 GRC request
- Oakland HQ Purchase[3]
- Undergrounding
- Transportation electrification

Transmission Owner | GRC and GT&S | AB1054 Fire Risk Mitigation(2) | Spend Above Currently Authorized

Presentation endnotes are included in Appendix 8.

Driven by rate base growth and debt paydown

14

People, Planet, Prosperity Underpinned by Performance: Setting Specific Goals

Reducing Wildfire Risk	Investing in our Hometowns	Driving Earnings Growth
100% EPSS on all distribution line miles in high fire threat districts	**9%** Capital Investments for our Customers	**~9%** Rate Base CAGR
AND	AND	AND
10,000 Underground Miles	**~2-4%** Customer Impacts at or Below Assumed Inflation	**10%** Non-GAAP Core EPS Growth and Dividend Yield

15

Appendix

® 17 Table of Contents Appendix 1 AB1054 Wildfire Fund Slide 18-21 Appendix 2 Wildfire Mitigation Plan Progress Slide 22 Appendix 3 PG&E Catastrophic Wildfire Cost Securitization Slide 23 Appendix 4 P&E Wildfire Mitigation Capex Securitization Slide 24 Appendix 5 COVID-19 Impacts Slide 25 Appendix 6 Regulatory Progress Slide 26 Appendix 7 Expected Timelines of Selected Regulatory Cases Slide 27-30 Appendix 8 Presentation Endnotes Slide 31-33 Appendix 9 Supplemental Earnings Materials Slide 34-50

® 18 Presentation endnotes are included in Appendix 8. Appendix 1: AB1054 Downside Protections Effective risk reducing plan Approved wildfire mitigation plan Wildfire safety certificate Downside protections Liquidity to pay claims Improved prudency standard1 Maximum liability cap for fund reimbursement2

Appendix 1: AB1054 Financial Analysis



6+ Years
of limited liquidity impact
3-Year
Cap on additional reimbursements
Reimburse Wildfire Fund
(Up to 20% of Electric T&D Rate Base Equity)(1)
Catastrophic Wildfire
Y0
CalFire Investigation
Legal Resolution
CPUC Proceeding on Wildfire Fund Reimbursement
Y6
Y9
Cap on additional reimbursements

Presentation endnotes are included in Appendix 8.

19

Appendix 1: AB1054 Illustrative Wildfire Fund Scenarios

California's Wildfire Fund application depends on the total amount of claims and the CPUC's determination of whether utility conduct was reasonable and prudent

Claims Determined: Gross of insurance[1]	Fund Pays Victims: PG&E seeks payment from Fund for eligible claims exceeding $1B[1]	PG&E Corporation Applies for Cost Recovery: Recovery of amount paid by Fund is evaluated via 12-month CPUC process	CPUC Finds PG&E Corporation Acted Prudently: Fund is not reimbursed	OR	CPUC Finds PG&E Corporation Acted Imprudently: Fund is reimbursed up to $2.9B cap[2]
Scenario A: $0.75B	$0 — Claims do not exceed $1B threshold	Fund is not activated in this scenario			
Scenario B: $2.5B	$1.5B ($2.5B - $1B)		No PG&E Corporation Reimbursement to Fund	OR	Shareholders reimburse $1.5B — Cap reduced to $1.4B for future events over remainder of 3-year period
Scenario C: $5B	$4B ($5B - $1B)		No PG&E Corporation Reimbursement to Fund	OR	Shareholders reimburse ~$2.9B — Cap reduced to $0 for future events over remainder of 3-year period

Examples are strictly illustrative

Presentation endnotes are included in Appendix 8.

20

Appendix 1: AB1054 Funding and Participation[1]

Wildfire Fund Contribution Treatment

- Contribution amounts amortized based on an assumed ~15-year life[2]

PG&E Pre-Emergence Wildfire Liabilities

- For fires occurring after July 12, 2019 and prior to exiting Chapter 11
- Claims in excess of $1B are eligible for recovery and the Wildfire Fund will pay no more than 40% of allowed claims

PG&E Investments and Liability Cap

- $3.2B of wildfire investments excluded from earning a ROE
- $2.9B liability cap (estimated 20% of 2021 equity T&D rate base)

Total Funding and Participation

Wildfire Fund Funding Sources ($B)


Additional Funding over 10 Years
3.0
IOU Ongoing Contribution
10.5
DWR Surcharge Repays SMIF Loan
$21B
in Net Contributions from IOUs and Customers
Capitalization December 2020 ~$10B
4.8
PG&E Initial Contribution
0.3
SDG&E
2.4
SCE
2.0
SMIF Loan

Presentation endnotes are included in Appendix 8.

21

® 22 Presentation endnotes are included in Appendix 8. Appendix 2: Wildfire Mitigation Plan Progress Sectionalizing Devices 228 885 1,195 2019 2020 2021 1 Enhanced Vegetation Management 2,498 4,376 6,359 2019 2020 2021 1 System Hardening 188 530 741 2019 2020 2021 1 1,195 Devices Installed 6,359 Lines Miles Completed 741 Line Miles Hardened Weather Stations 627 1,005 1,313 2019 2020 2021 1 HD Cameras 133 349 502 2019 2020 2021 1 Enhanced Inspections 477,000 2021 1 1,313 Stations Installed 502 Cameras Installed 477,000 Poles Inspected in Tier 2 & 3 High Fire Threat Districts 1

Appendix 3: PG&E Catastrophic Wildfire Cost Securitization

Assuming legal approval consistent with CPUC, PG&E plans to sponsor the issuance of up to $7.5 billion of recovery bonds (the “Recovery Bonds”) through securitization to reimburse certain wildfire costs

	Summary of Key Securitization Terms
Collateral	Recovery Property: the right to impose, collect, and receive from the electric customers (excluding CARE and FERA customers) amounts necessary to pay principal and interest on the securitization bonds, as well as the issuing entity’s other ongoing costs and expenses, timely and in full, and including the ability to adjust the securitization charges periodically through a “true-up” mechanism
Issuance Size	• Up to $7,500 million (may be issued in one or more transactions)
Purpose / Use of Proceeds	To pay or reimburse catastrophic wildfire costs or expenses, including: • Repay $6 billion of temporary utility debt
Structure	• Multi-tranche
Final Payment Date	• Approximately 30 years after the issuance date
Bond Credit Enhancement	• Periodic true-ups • Collection Account (including General, Excess Funds and Capital Subaccounts)
Customer Credit Trust	While PG&E forecasts that the Customer Credit will equal fixed recovery charges paid by customers in each billing period such that the transaction is anticipated to be rate-neutral for its customers, failure to provide the Customer Credit for any reason will not: a. impact the customers’ unconditional obligation to pay the fixed recovery charges, or b. allow the CPUC to (a) adjust, amend or modify the fixed recovery charges, recovery costs, recovery property or the Securitization authorized by the Financing Order; or (b) rescind, alter or amend the Financing Order



PG&E Customers
Customer Credits
Fixed Recovery Charges ($)
Pacific Gas and Electric Company (Seller & Servicer)
Reimbursement of Customer Credits
PG&E Shareholder Asset Contribution
Customer Credit Trust
Recovery Property (true sale)
Net Bond Proceeds
Fixed Recovery Charges ($)
Issuing Entity
Bankruptcy-Remote Entity
Bond Proceeds
Principal & Interest[1]
Pledge of Recovery Property
Bondholders

Presentation endnotes are included in Appendix 8.

23

® 24 Presentation endnotes are included in Appendix 8. Pledge of Recovery Property PG&E Customers Fixed Recovery Charges ($) Pacific Gas and Electric Company (Seller & Servicer) BondholdersPG&E Recovery Funding LLC Principal & Interest1 Bankruptcy-Remote Entity Recovery Property (true sale) Fixed Recovery Charges ($) Net Bond Proceeds Bond Proceeds Summary of Key Securitization Terms Collateral Recovery Property: the right to impose, collect, and receive from the electric customers (excluding CARE and FERA customers) amounts necessary to pay principal and interest on the recovery bonds, as well as the issuing entity’s other ongoing costs and expenses, timely and in full, and including the ability to adjust the securitization charges periodically through a “true-up” mechanism Issuance Size • Roughly $860 million of securities issued in November 2021 • Any future issuances, up to the $3.2 billion cap, would require subsequent financing orders Purpose / Use of Proceeds • To pay or reimburse PG&E for capital expenses associated with catastrophic wildfire risk mitigation Structure • Multi-tranche Final Payment Date • To be determined in subsequent filings Bond Credit Enhancement • Periodic true-ups • Collection Account (including General, Excess Funds and Capital Subaccounts) Appendix 4: PG&E Wildfire Mitigation Capex Securitization PG&E plans to sponsor the issuance of up to $3.2 billion of recovery bonds (the “Recovery Bonds”) through securitization to reimburse certain capital expenses associated with wildfire risk mitigation

Appendix 5: COVID-19 Impacts

Overall, PG&E's key wildfire mitigation and safety work execution has not been impacted by COVID-19. California's constructive regulatory framework minimizes potential earnings impacts from reduced load and higher uncollectibles

Key Areas	Potential Business Impact	Current Status
CapEx and OpEx	◦ Focus on essential work	◦ No net earnings impact given ratemaking structure
Collection Delays and Uncollectible Revenues	◦ Delay in customer collections as a result of shelter-in-place and moratorium on service disconnections[1]	◦ No anticipated earnings impact due to COVID-19 Pandemic Protections Memorandum Account (CPPMA) and the Residential Uncollectibles Balancing Accounts (RUBA)
Electric and Gas Demand	◦ Revenues decoupled from energy usage and trued-up annually	◦ In 2021, decreased load/reduced billings for 2020 will be collected through the annual electric and gas true-up processes. PG&E is no longer estimating a load impact from COVID-19 after December 31, 2020
Liquidity	◦ Net reduction in near-term monthly cash inflows with sufficient liquidity to fund ongoing operations	◦ ~$2.2 billion of total liquidity at December 31, 2021 ◦ $165 million of Utility cash ◦ $126 million of PG&E Corporation cash ◦ $1.9 billion available under credit facilities (includes Utility and PG&E Corporation credit facilities)

Changes from prior quarter noted in blue

Presentation endnotes are included in Appendix 8.

25

® 26 Presentation endnotes are included in Appendix 8. Appendix 6: Regulatory Progress Regulatory Case/Filing Status as of February 2022 Expected Milestones1 2022 2023 2024 GRC 2023 GRC Filed 6/30/21 Supplemental filing mid- February 2022 Proposed Decision Expected Q2 2023 GT&S 2019 Final Decision GT&S Capital Audit Settlement Proposed Decision Expected Q2 2022 Cost of Capital 2022 Application Filed 8/23/21 ACCAM Trigger 9/30/21 2023 Application to be filed Q2 2022 TO Rate Cases TO 18 Order Rehearing Denied TO 19 Final Decision 2 TO 20 Decision 12/30/20 Interim Rate Relief Final Decision 2018 CEMA Awaiting PD on Settlement Proposed Decision Expected April 2022 2020 WMCE Application Filed 9/30/20 Settlement Filed 9/21/21 Proposed Decision Expected April 2022 2021 WMCE Application Filed 9/16/21 Proposed Decision Expected Q4 2022 Securitization Filing Rate Neutral Securitization Financing Order Issued 5/11/21; became final on 8/12/21 Legal Appeals Process Rate Neutral Bond Issuance 3 2021 Wildfire Mitigation Plan Submitted 2/5/21 Ratified 10/21/21 2022 Wildfire Mitigation Plan To be filed February 2022

Appendix 7: Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket	Key Dates	Regulatory Event
2023 General Rate Case (Phase I)	A.21-06-021	June 30, 2021	Application filed
		October 1, 2021	Scoping Memo Issued
		February 25, 2022	Supplemental Testimony
		May 16-31, 2022	Evidentiary Hearings
		August/September 2022	Opening & Reply Briefs
		Q2 2023	Proposed Decision
		Q2 2023	Final Decision
2021 WMCE Application	A.21-09-008	September 16, 2021	Application Filed
		October 29, 2021	Prehearing Conference
		May 2022	Intervenor & Rebuttal Testimony
		Q4 2022	Expected Proposed Decision
2020 WMCE Application	A.20-09-019	September 30, 2020	Application Filed
		December 4, 2020	Prehearing Conference
		April 2021	Intervenor & Rebuttal Testimony
		May 24-28, 2021	Evidentiary Hearing
		June 2021	Opening & Reply Briefs
		September 21, 2021	Settlement Filed
		April 2022	Revised Statutory Deadline for a Proposed Decision
2022 Cost of Capital	A.21-08-013 A.21-08-014 A.21-08-015	August 23, 2021	Application Filed
		October 15, 2021	Prehearing Conference
		November 8, 2021	Response to ALJ October 28th ruling
		December 24, 2021	Scoping Memo Issued
		January 18, 2022	Opening Testimony
		January 31 – February 14, 2022	Intervenor & Rebuttal Testimony
		February 24-25, 2022	Hearings
		Q2 2022	File 2023 Application
2018 CEMA Application	A.20-09-019	September 30, 2020	Application Filed
		December 4, 2020	Prehearing Conference
		April 2021	Intervenor & Rebuttal Testimony
		May 24-28, 2021	Evidentiary Hearing
		November 2021	Settlement Filed
		April 2022	Revised Statutory Deadline for a Proposed Decision

27

® 28 Regulatory Case Docket Key Dates Regulatory Event Stress Test Securitization Application A.20-04-023 Apr 30, 2020 Application filed Oct 14, 2020 Intervenors' Testimony Nov 11, 2020 PG&E Rebuttal Testimony Dec 7-16, 2020 Evidentiary Hearing Jan 15, 2021 Opening Briefs Feb 1, 2021 Reply Briefs March 23, 2021 Proposed Decision April 21, 2021 Revised Proposed Decision April 22, 2021 Final Decision May 3, 2021 AFRs from Parties August 12, 2021 AFRs Denied September 10, 2021 TURN filed Writ of Review October 15, 2021 PG&E, CPUC, and CUE replied to Writ November 9, 2021 TURN’s reply due Rate Neutral Securitization Financing Order A.21-01-004 Jan 6, 2021 Application filed February 25, 2021 Intervenors‘ proposed facts submitted March 1, 2021 Opening Briefs March 12, 2021 Reply Briefs April 5, 2021 Proposed Decision May 6, 2021 Final Decision May 14, 2021 AFRs from Parties August 12, 2021 AFRs Denied September 10, 2021 TURN filed Writ of Review October 15, 2021 PG&E, CPUC, and CUE replied to Writ November 9, 2021 TURN’s reply due Appendix 7: Expected Timelines of Selected Regulatory Cases

Appendix 7: Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket	Key Dates	Regulatory Event
Transmission Owner Rate Case (TO18)	ER16-2320	July 29, 2016	PG&E filed TO18 rate case seeking an annual revenue requirement for 2017
		September 30, 2016	FERC accepted TO18 making rates effective Mar 1, 2017 and establishing settlement process
		February 7-8, 2017	FERC settlement conference
		October 1, 2018	Initial Decision issued
		October 15, 2020	FERC issued an order (Opinion No. 572) on all issues except ROE
		November 14, 2020	PG&E filed rehearing request on CGI Plant Allocation, Service Lives, Capital Additions and O&M Forecasts, and STIP Allocation
		December 14, 2020	Supplemental ROE Testimony filed
		February 11, 2021	PG&E and Intervenors file appeal of the FERC decision denying rehearing followed by motions to hold appeal in abeyance until June 29, 2021
		February 12, 2021	Supplemental ROE Testimony filed
		April 15, 2021	FERC issues further Order on Rehearing
		October 15, 2021	PG&E filed a Petition for Review and Request for Consolidation with the U.S. Court of Appeals
Transmission Owner Rate Case (TO19)	ER17-2154	July 26, 2017	PG&E filed TO19 rate case seeking an annual revenue requirement for 2018
		September 28, 2017	FERC accepted TO19 making rates effective Mar 1, 2018, subject to refund, and establishing settlement process
		October 2017 and May/July 2018	FERC settlement conferences
		September 21, 2018	Offer of Settlement filed with FERC with motion for interim rates
		October 9, 2018	Chief ALJ granted motion for interim rates and authorized the implementation of the interim rates (Jul 1, 2018 for Wholesale and Jan 1, 2019 for retail) pending Commission action on settlement
		December 20, 2018	FERC approved the all-party settlement
Transmission Owner Rate Case (TO20)	ER19-13	October 1, 2018	Application filed
		November 30, 2018	FERC accepted TO20 filing and set interim rates effective May 1, 2019
		October 9, 2019	First comprehensive settlement offer from Intervenors and Trial Staff
		May 2020	Prehearing conference on litigation issues
		August 17, 2020	FERC approves Partial Settlement
		October 15, 2020	Filed Offer of Settlement to resolve all pending issues
		December 2020	Final Decision

29

® 30 Regulatory Case Docket Key Dates Regulatory Event General Office Sale Section 851 A.21-06-021 September 30, 2020 Application Filed December 15, 2020 Scoping Memo issued July 23, 2021 Proposed Decision Issued August 19, 2021 Final Decision Regionalization A.20-06-011 June 30, 2020 Application Filed August 17, 2020 PG&E Reply December 16, 2020 Comments February 26, 2021 Updated Proposal March 3, 2021 Second Workshop April 2, 2021 Comments on Updated Proposal April 9, 2021 Reply Comments July 20, 2021 Settlement progress report August 2021 Hearings Electric Vehicle Charge 2 A.21-10-010 October 26, 2021 Application Filed January 5, 2022 Scoping Memo June 2022 Evidentiary Hearings Q4 2022 Proposed Decision Expected Appendix 7: Expected Timelines of Selected Regulatory Cases

® 31 Slide 3: 2021 Meeting Our Commitments 1. Non-GAAP Core EPS for the full year 2021 was $1.00 per share on a fully diluted basis and $1.08 using a basic share count. Non-GAAP core EPS is not calculated in accordance with GAAP and excludes non-core items. See Appendix 9, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Exhibit H for the use of non-GAAP financial measures.. Slide 4: Simple, Affordable Model 1. The Utility’s cost reduction strategies include increased efficiency driven by implementing the Lean operating system, improving its work management, identifying additional opportunities to convert expenses to capital expenditures, and an improved organizational design. Factors that may cause the Utility’s actual results to differ materially from its forecasts include whether the Utility can control its operating costs within the authorized levels of spending and timely recover its costs through rates; whether the Utility can continue implementing a streamlined organizational structure and achieve projected savings; the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons. 2. Expected drivers of forecasted electric load growth include electrification and electric vehicle adoption. 3. Factors that may cause the Utility’s actual results to differ materially from its forecasts include the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms; their ability to raise financing through securitization transactions; actions by credit rating agencies to downgrade PG&E Corporation’s or the Utility’s credit ratings; the supply and price of electricity, natural gas, and nuclear fuel; the availability, cost, coverage, and terms of the Utility’s insurance; and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation, and PG&E Corporation’s and the Utility’s ability to obtain efficient tax treatment. Slide 5: Report Card 1. Measures the count of Fire Ignitions that result in fires equal to or greater than 100 acres in the Utility's High Fire Threat District and reportable to the California Public Utilities Commission per Decision 14-02-015. A reportable fire incident per Decision 14-02-015 is a fire event that meets the following criteria: 1) ignition is associated with the Utility's power lines (both transmission and distribution), 2) something other than the Utility's facilities burned, and 3) the resulting fire travelled more than one meter from the ignition point. 2. Goals are subject to the 2022 Wildfire Mitigation Plan and 2023 GRC supplemental update, which will be filed on February 25, 2022. 3. 2% reduction calculated based on the prior year's operating and maintenance costs, excluding fuel costs. Reductions will be redeployed for capital projects. 4. Refers to non-GAAP core earnings per share. PG&E Corporation and the Utility’s ability to issue dividends is subject to restrictions. 5. In accordance with AB1054, $3.21 billion of fire risk mitigation capital expenditures will be excluded from the Utility's equity rate base. 6. As calculated according to S&P Global’s methodology. Slide 7: Progress On Our Wildfire Mitigation Plan 1. Reflects application of 2021 PSPS protocols to wildfires larger than 1,000 acres that were caused by overhead electrical equipment in PG&E’s service territory from 2012 to 2020, in terms of the number of structures damaged or destroyed. Appendix 8: Presentation Endnotes

® 32 Appendix 8: Presentation Endnotes Slide 13: 2022 Factors Impacting Earnings 1. 2022 equity earning rate base reflects 2020 GRC Final Decision, 2019 GT&S Final Decision, the April 15, 2021 FERC order denying the Utility's request for rehearing related to TO18, and TO20 Formula Rate. 2. Base earnings plan assumes CPUC currently authorized return on equity and capital structure across the enterprise. 3. Unrecoverable interest expense includes PG&E Corporation long-term debt, Wildfire Fund contribution debt financing, and other interest above authorized. 4. Refer to Exhibit E: PG&E Corporation's 2022 Earnings Guidance. 5. Non-cash amounts for Non-Core Items are after tax, directional, and subject to change. Slide 14: Multi-Year Financial Plan 1. Low end of the range reflects authorized capital expenditures, including the full amount recoverable through a balancing account where applicable. High end of the range includes capital spend above authorized and reflects the spending forecast from the 2023 GRC application. 2. CapEx forecast includes $3.21 billion of fire risk mitigation capital expenditures that will be excluded from the Utility's equity rate base. The Utility has spent approximately $2.4 billion cumulatively towards this total including approximately $400 million and $1.1 billion during the three and twelve months ended December 31, 2021, respectively. 3. The Utility entered into a lease for the Lakeside Building in Oakland, California, with an option to purchase in 2023, in accordance with its application to sell its San Francisco General Office headquarters complex and as requested in the 2023 GRC. Slide 19: Appendix 1 – AB1054 Downside Protections 1. If the electrical corporation has a valid safety certificate, the electrical corporation’s conduct would be deemed reasonable unless a party to the proceeding raises serious doubt. 2. Does not apply if the Wildfire Fund administrator determines that the electrical corporation’s actions or inactions that resulted in the wildfire constituted conscious or willful disregard of the rights and safety of others and/or if the electrical corporation fails to maintain a valid safety certification. Slide 20: Appendix 1 – AB1054 Financial Analysis 1. Equals $2.9 billion in 2021 and is projected to grow in line with overall rate base. Slide 21: Appendix 1 – AB1054 Illustrative Wildfire Fund Scenarios 1. Eligible claims are those exceeding the greater of $1 billion or the insurance coverage required to be in place pursuant to Cal. Pub. Util. Code § 3293. PG&E carried $900 million of wildfire insurance coverage at December 31, 2021. PG&E can seek cost recovery of claims below the $1 billion fund threshold but above insurance coverage levels through CPUC prudency review. 2. For utility caused fires deemed imprudent, the Wildfire Fund is reimbursed up to the liability cap, currently estimated at ~$2.9 billion (calculated based on 20% of the Utility’s Equity T&D rate base for 2021). Cap applies to aggregate reimbursements to the Wildfire Fund over a rolling three calendar year period. Cap does not apply if Utility is found to have conscious or willful disregard of the rights and safety of others.

® 33 Appendix 8: Presentation Endnotes Slide 22: Appendix 1 – AB1054 Funding & Participation 1. Participation in the AB1054 Wildfire Fund is subject to the Utility making the required annual contributions to the Fund and maintaining reasonable insurance coverage. 2. The useful life of the Wildfire Fund is estimated based on various assumptions, including the number and severity of catastrophic fires within the participating electric utilities’ service territories during the term of the Wildfire Fund, historical fire-loss data, the estimated cost of wildfires caused by other electric utilities, the amount at which wildfire claims will be settled, the likely adjudication of the CPUC in cases of electric utility- caused wildfires, the level of future insurance coverage held by the electric utilities, and the future transmission and distribution equity rate base growth of other electric utilities. Significant changes in any of these estimates could materially impact the amortization period. Slide 24: Appendix 2 – Wildfire Mitigation Plan Progress 1. Data is for full year 2021. Slide 23: Appendix 3 – PG&E Catastrophic Wildfire Cost Securitization 1. Payments of principal and interest will follow payment of certain fees and operating expenses. Slide 25: Appendix 4 – PG&E Wildfire Mitigation Capex Securitization 1. Payments of principal and interest will follow payment of certain fees and operating expenses. Slide 26: Appendix 5 – COVID-19 Impacts 1. The moratorium on service disconnections for residential and small business customers and for eligible medium and large commercial and industrial customers expired on September 30, 2021. Slide 27: Appendix 6 – Regulatory Progress 1. The rate case timelines reflect expected filing and decision time frames; actual timing may differ. 2. The approved TO19 settlement will be 98.5% of TO18 rate case outcome. 3. Rate Neutral Securitization bonds may be issued in up to three series on or prior to December 31, 2022.

® 34 Appendix 9: Supplemental Earnings Materials Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings Slides 35-39 Exhibit B: Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Share ("EPS") Slide 40 Exhibit C: Operational Performance Metrics Slides 41-43 Exhibit D: Sales and Sources Summary Slide 44 Exhibit E: 2022 Earnings Guidance Slides 45-47 Exhibit F: General Earnings Sensitivities for 2022 Slide 48 Exhibit G: GAAP Net Loss to Non-GAAP Adjusted EBITDA Reconciliation Slide 49 Exhibit H: Use of Non-GAAP Financial Measures Slide 50

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings

Fourth Quarter and Year to Date, 2021 vs. 2020
(in millions, except per share amounts)

	Three Months Ended December 31,				Year Ended December 31,			
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)	
(in millions, except per share amounts)	2021	2020	2021	2020	2021	2020	2021	2020
PG&E Corporation's Earnings (Loss) on a GAAP basis	$ 472	$ 200	$ 0.22	$ 0.09	$ (102)	$ (1,318)	$ (0.05)	$ (1.05)
Non-core items: (1)								
Amortization of Wildfire Fund contribution(2)	85	86	0.04	0.04	372	297	0.19	0.24
Bankruptcy and legal costs (3)	34	59	0.02	0.03	1,413	2,651	0.71	2.11
2019-2020 wildfire-related costs, net of insurance (4)	4	45	—	0.02	145	213	0.07	0.17
Investigation remedies (5)	1	71	—	0.03	148	223	0.07	0.18
Prior period net regulatory recoveries (6)	—	(21)	—	(0.01)	162	(46)	0.08	(0.04)
PG&E Corporation's Non-GAAP Core Earnings (7)	$ 596	$ 441	$ 0.28	$ 0.21	$ 2,138	$ 2,020	$ 1.08	$ 1.61

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2021 and 2020, except for certain costs that are not tax deductible. Amounts may not sum due to rounding. Reflects 2,128 million and 1,985 million weighted average shares during the three and twelve months ended December 31, 2021, respectively.

(1) "Non-core items" include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Exhibit H: Use of Non-GAAP Financial Measures.

35

® 36 Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings (in millions, pre-tax) Three Months Ended December 31, 2021 Year Ended December 31, 2021 Exit financing $ 32 $ 135 Legal and other costs 18 63 Fire Victim Trust grantor trust election — 1,270 Bankruptcy and legal costs $ 50 $ 1,469 (3) PG&E Corporation and the Utility recorded costs of $50 million (before the tax impact of $16 million) and $1.5 billion (before the tax impact of $55 million) during the three and twelve months ended December 31, 2021, respectively, for bankruptcy and legal costs associated with PG&E Corporation and the Utility's Chapter 11 filing. The Utility incurred $32 million (before the tax impact of $9 million) and $135 million (before the tax impact of $38 million) during the three and twelve months ended December 31, 2021, respectively, related to exit financing costs. PG&E Corporation and the Utility also incurred legal and other costs of $18 million (before the tax impact of $7 million) and $63 million (before the tax impact of $17 million) during the three and twelve months ended December 31, 2021, respectively. The Utility also recorded a $1.3 billion adjustment for the grantor trust election related to the Fire Victim Trust during the twelve months ended December 31, 2021. Fourth Quarter and Year to Date, 2021 vs. 2020 (in millions, except per share amounts) (2) The Utility recorded costs of $118 million (before the tax impact of $33 million) and $517 million (before the tax impact of $145 million) during the three and twelve months ended December 31, 2021, respectively, associated with the amortization of Wildfire Fund contributions related to Assembly Bill ("AB") 1054.

® 37 Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings (4) The Utility incurred costs, net of probable insurance recoveries, of $6 million (before the tax impact of $2 million) and $202 million (before the tax impact of $57 million) during the three and twelve months ended December 31, 2021, respectively, associated with the 2019-2020 wildfires. This includes costs of $5 million (before the tax impact of $1 million) and $18 million (before the tax impact of $5 million) during the three and twelve months ended December 31, 2021, respectively, for legal and other costs related to the 2019 Kincade fire, as well as $7 million (before the tax impact of $2 million) and $21 million (before the tax impact of $6 million) during the three and twelve months ended December 31, 2021, respectively, for legal and other costs related to the 2020 Zogg fire. In addition, the Utility accrued charges for third-party claims of $175 million (before the tax impact of $49 million) during the twelve months ended December 31, 2021, related to the 2019 Kincade fire, and $100 million (before the tax impact of $28 million) during the twelve months ended December 31, 2021, related to the 2020 Zogg fire. In addition, the Utility also incurred costs of $1 million (before the tax impact of $0.2 million) during the twelve months ended December 31, 2021 for clean-up and repair costs related to the 2019 Kincade fire, and $5 million (before the tax impact of $2 million) during the twelve months ended December 31, 2021 for clean-up and repair costs related to the 2020 Zogg fire. These costs were partially offset by probable insurance recoveries of $6 million (before the tax impact of $2 million) and $118 million (before the tax impact of $33 million) during the three and twelve months ended December 31, 2021, respectively, related to the 2020 Zogg fire. (in millions, pre-tax) Three Months Ended December 31, 2021 Year Ended December 31, 2021 2019 Kincade fire-related costs Legal and other costs $ 5 $ 18 Third-party claims — 175 Utility clean-up and repairs — 1 2020 Zogg fire-related costs, net of insurance Legal and other costs 7 21 Insurance recoveries (6) (118) Third-party claims — 100 Utility clean-up and repairs — 5 2019-2020 wildfire-related costs, net of insurance $ 6 $ 202 Fourth Quarter and Year to Date, 2021 vs. 2020 (in millions, except per share amounts)

® 38 Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings Fourth Quarter and Year to Date, 2021 vs. 2020 (in millions, except per share amounts) (5) The Utility recorded a net benefit of $0.3 million (before the tax detriment of $1 million) and incurred costs of $171 million (before the tax impact of $23 million) during the three and twelve months ended December 31, 2021, respectively, associated with investigation remedies. The Utility recorded $5 million (before the tax impact of $1 million) and $74 million (before the tax impact of $18 million) during the three and twelve months ended December 31, 2021, respectively, related to the California Public Utilities Commission's ("CPUC") Order Instituting Investigation ("OII") into the 2017 Northern California Wildfires and 2018 Camp Fire (the "Wildfires OII") settlement, as modified by the decision different dated April 20, 2020. The Utility also recorded a reduction of $6 million (before the tax detriment of $2 million) and incurred costs of $12 million (before the tax impact of $3 million) during the three and twelve months ended December 31, 2021, respectively, for restoration and rebuild costs associated with the town of Paradise ("2018 Camp Fire"). The Utility also recorded a $40 million charge during the twelve months ended December 31, 2021, in connection with a settlement agreement with the Safety and Enforcement Division’s investigation into the 2019 Kincade fire. The Utility also recorded costs of $0.5 million (before the tax impact of $0.1 million) $25 million (before the tax impact of $0.4 million) during the three and twelve months ended December 31, 2021, for system enhancements related to the locate and mark OII. The Utility also recorded an incremental charge of $20 million (before the tax impact of $1 million) during the twelve months ended December 31, 2021 associated with the May 26, 2021 Presiding Officer's Decision ("POD") for the Public Safety Power Shutoff ("PSPS") Order to Show Cause for the Fall 2019 PSPS events. (in millions, pre-tax) Three Months Ended December 31, 2021 Year Ended December 31, 2021 Wildfire OII disallowance and system enhancements $ 5 $ 74 Paradise restoration and rebuild (6) 12 2019 Kincade fire settlement — 40 Locate and mark OII system enhancements 1 25 Incremental PSPS charge — 20 Investigation remedies $ — $ 171

® 39 Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings (6) The Utility incurred $257 million (before the tax impact of $95 million) during the twelve months ended December 31, 2021, associated with prior period net regulatory recoveries. This includes $135 million (before the tax impact of $61 million) during the twelve months ended December 31, 2021 related to wildfire response and mitigation regulatory matters, including the 2020 Wildfire Mitigation and Catastrophic Events application settlement. The Utility also recorded a $122 million (before the tax impact of $34 million) adjustment during the twelve months ended December 31, 2021 reflecting the impact of the April 15, 2021 FERC order denying the Utility's request for rehearing on the Transmission Owner ("TO") 18, which rejected the Utility's direct assignment of common plant to FERC, and impacted TO revenues recorded through December 31, 2020. (in millions, pre-tax) Three Months Ended December 31, 2021 Year Ended December 31, 2021 Wildfire response and mitigation regulatory matters $ — $ 135 TO18 FERC ruling impact — 122 Prior period net regulatory recoveries $ — $ 257 (7) "Non-GAAP core earnings" is a non-GAAP financial measure. See Exhibit H: Use of Non-GAAP Financial Measures. Fourth Quarter and Year to Date, 2021 vs. 2020 (in millions, except per share amounts)

Exhibit B: Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Share ("EPS")

Fourth Quarter and Year to Date, 2021 vs. 2020
(in millions, except per share amounts)

	Fourth Quarter 2021 vs. 2020		Year to Date 2021 vs. 2020	
	Earnings	Earnings per Common Share (Diluted)	Earnings	Earnings per Common Share (Diluted)
2020 Non-GAAP Core Earnings (1)	$ 441	$ 0.21	$ 2,020	$ 1.61
Regulatory items (2)	64	0.03	64	0.03
Timing of taxes (3)	58	0.03	—	—
Cost reduction (4)	51	0.02	51	0.03
Timing of nuclear refueling outage (5)	32	0.02	2	—
Wildfire mitigation costs above authorized (6)	1	—	24	0.01
Change in shares outstanding (7)	—	—	—	(0.59)
Miscellaneous	16	0.01	(24)	(0.01)
Growth in rate base earnings	(54)	(0.03)	155	0.08
Unrecoverable interest expense (8)	(13)	(0.01)	(153)	(0.08)
2021 Non-GAAP Core Earnings (1)	$ 596	$ 0.28	$ 2,138	$ 1.08

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2021 and 2020. Amounts may not sum due to rounding.

(1) See Exhibit A for reconciliations of (i) earnings on a GAAP basis to non-GAAP core earnings and (ii) EPS on a GAAP basis to non-GAAP core EPS.
(2) Represents the impact of regulatory items during the three and twelve months ended December 31, 2021.
(3) Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, income taxes, and results from variances in the percentage of quarterly earnings to annual earnings.
(4) Represents the impact for overhead and support costs, such as workers compensation and support organizations, during the three and twelve months ended December 31, 2021.
(5) Represents the timing of costs incurred associated with the Diablo Canyon Power Plant ("DCPP") refueling outage during the three and twelve months ended December 31, 2021.
(6) Represents lower wildfire mitigation spend relative to authorized for microgrids and certain electric asset inspections during the three and twelve months ended December 31, 2021.
(7) Reflects 2,128 million and 1,985 million weighted average shares during the three and twelve months ended December 31, 2021, respectively.
(8) Unrecoverable interest expense reflects interest on $4.75 billion of PG&E Corporation debt and $2.45 billion Wildfire Fund contribution debt financing for the three months and twelve months ended December 31, 2021.

40

Exhibit C: Operational Performance Metrics

2021 Performance Results	2021 Actual	2021 Target	Meets Target
Customer Welfare - prioritizing public and employee safety			
Electric Operations			
Wildfire Risk Reduction (1)	3	2	
Wire-Down Events Due to Equipment Failure Rate	2.550	2.161	
Gas Operations			
Large Overpressure Events Rate	0.077	0.110	✓
Total Dig-Ins Reduction	0.98	1.14	✓
Generation			
Safe Dam Operating Capacity	99.75%	99.00%	✓
DCPP Reliability and Safety Indicator	92.5	87.5	✓
Operational Performance and Reliability			
Gas Customer Emergency Response (minutes)	20.6	20.8	✓
Electric 911 Emergency Response	97.18%	96.66%	✓
Customers Experiencing Multiple Interruptions	4.13%	2.63%	
Average Speed of Answer - Emergencies (seconds)	8	10	✓
Workforce Safety			
Days Away, Restricted, & Transferred ("DART") Rate - Enterprise	1.01	0.91	
DART Rate - Electric Operations	1.18	0.97	
DART Rate - Gas Operations	1.51	1.30	
DART Rate - Generation	0.39	0.51	✓
Serious Injuries - Actual	3	4	✓
SIF Investigation Completed Within 30 Days	98%	70%	✓
SIF Corrective Actions Completed On Time	97%	92%	✓
Financial Stability			
Non-GAAP Core Earnings per Share (2)	$1.08	See note (3)	See note (3)

See following pages for definitions of the operational performance metrics. The operational performance goals set under the PG&E Corporation 2021 Short-Term Incentive Plan *("STIP") are based on the same operational metrics and targets.*

(1) The Reportable Fire Ignitions metric has been replaced with the Wildfire Risk Reduction metric for the 2021 STIP period, as approved by the People and Compensation Committee on June 2, 2021.
(2) Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 9, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Exhibit H for the use of non-GAAP financial measures. Reflects 1,985 million weighted average shares during the twelve months ended December 31, 2021.
(3) The 2021 target for non-GAAP core earnings per share is not publicly reported but is consistent with the guidance range provided for 2021 non-GAAP core earnings per share of $0.95 to $1.05.

41

® 42 Definitions of 2021 Operational Performance Metrics from Exhibit C Customer Welfare – prioritizing public and employee safety Public and employee safety are measured in five areas: Electric Operations, Gas Operations, Generation, Reliability, and Workforce Safety. The safety of the Utility’s electric operations is represented by: • Wildfire Risk Reduction – Measures the count of Fire Ignitions that result in fires equal to or greater than 100 acres in the Utility's High Fire Threat District and reportable to the California Public Utilities Commission per Decision 14-02-015. A reportable fire incident per Decision 14-02-015 is a fire event that meets the following criteria: 1) ignition is associated with the Utility's power lines (both transmission and distribution), 2) something other than the Utility's facilities burned, and 3) the resulting fire travelled more than one meter from the ignition point. • Wire-Down Events Due to Equipment Failure Rate – Measures the number of instances per day where a normally energized electric primary distribution or transmission conductor experiences a component or asset failure (e.g., pole or splice) that results in a conductor falling from its intended position and coming to rest on the ground or on a foreign object (e.g., a vehicle or tree). The safety of the Utility’s gas operations is represented by: • Large Overpressure Events Rate – Measures the number of large overpressure events year-over-year and reduction in the number of large overpressure events. • Total Dig-Ins Reduction – Tracks the number of gas dig-ins per 1,000 Underground Service Alert tickets received for gas. The dig-in component tracks all dig-ins to Utility gas subsurface installations. A gas dig-in refers to damage which occurs during excavation activities (impact or exposure) and results in a repair or replacement of an underground gas facility. The safety of the Utility’s generation operations is represented by: • Safe Dam Operating Capacity – Measures operating capability of mechanical equipment used as the main control to reduce enterprise risk of large uncontrolled water release. • Diablo Canyon Power Plant Reliability and Safety Indicator – Based on 11 performance indicators for nuclear power generation developed by the nuclear industry and applied to all U.S. nuclear power plants (measured for DCPP Unit 1 and Unit 2). The safety of the Utility’s reliability is represented by: • Gas Customer Emergency Response – Measures the average response time in minutes for immediate response orders for the performance period. The response time by the Utility is measured from the time the Utility is notified to the time a gas service representative (or a qualified first responder) arrives onsite to the emergency location (including business hours and after hours).

® 43 Definitions of 2021 Operational Performance Metrics from Exhibit C Customer Welfare – prioritizing public and employee safety (continued) • Electric 911 Emergency Response – Measures the percentage of time that Utility personnel respond (are on site) within 60 minutes after receiving a 911 call, with onsite defined as arriving at the premises where the 911 agency personnel are waiting. • Customers Experiencing Multiple Interruptions – Measures the number of customers that experience multiple sustained outages (both unplanned and planned). • Average Speed of Answer for Emergencies – Measures the average speed of answer in seconds for emergency calls handled in Contact Center Operations. The safety of the Utility’s workforce safety is represented by: • Days Away, Restricted, & Transferred Rate – Measures OSHA-recordable injuries that result in lost time or restricted duty per 200,000 hours worked, or for approximately every 100 employees. • Serious Injuries – Actual – A Serious Injury or Fatality ("SIF") Actual is defined as any injury or illness resulting from work at/for PG&E Corporation or the Utility that results in: ◦ A fatality – work-related fatal injury or illness; ◦ A life threatening injury or illness, that if not addressed could lead to a fatality or work-related injury or illness that required immediate life- preserving rescue action, and if not applied immediately would likely have resulted in the death of that person; or ◦ A life altering injury or illness, one that results in the loss or permanent impairment of a limb, organ or body function – work-related injury or illness that resulted in a permanent and significant loss of a major body part or organ function. For this metric, only SIF Actuals not resulting in a fatality will be counted. • % of SIF Investigations Completed within 30 days – Measures SIF Actual and SIF Potential investigations completed by 30 calendar days following classification of incident as a SIF. • % of SIF Corrective Actions Completed on Time – Measures the completion of corrective actions related to SIF Actual or SIF Potential cause evaluations. Financial Non-GAAP Core Earnings per Share (shown in dollars per share) represents the financial performance from ongoing core operations. “Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of items listed in Exhibit A.

Exhibit D: Pacific Gas & Electric Company Sales and Sources Summary

Fourth Quarter and Year to Date, 2021 vs. 2020

	Three Months Ended December 31,		Year Ended December 31,	
	2021	2020	2021	2020
Sales from Energy Deliveries (in millions kWh)	19,189	19,299	78,589	78,497
Total Electric Customers at December 31,	5,547,782	5,509,086	5,539,969	5,498,044
Total Gas Sales (in Bcf)	208	208	851	804
Total Gas Customers at December 31,	4,570,939	4,546,773	4,563,747	4,545,700
Sources of Electric Energy Deliveries (in millions kWh):				
Total Utility Generation	7,446	5,493	26,798	28,885
Total Utility Net Purchases/(Sales)	—	4,294	3,958	9,493
Direct Access and Community Choice Aggregator Purchases	11,492	10,680	44,663	42,263
Total Electric Energy Delivered (1)	19,189	19,299	78,589	78,495
Diablo Canyon Performance:				
Overall Capacity Factor (including refuelings)	87 %	42 %	84 %	83 %
Refueling Outage Period	None	10/03/2020 - 11/02/2020	3/13/2021 - 4/19/2021	10/03/2020 - 11/02/2020
Refueling Outage Duration during the Period (days)	None	30	38	30

(1) Includes other sources/(uses) of electric energy totaling 251 million kWh and (1,166) million kWh for the three months ended December 31, 2021 and 2020, respectively, and 3,170 million kWh and (2,144) million kWh for the year ended December 31, 2021 and 2020, respectively.

Please see the 2021 Annual Report on Form 10-K for additional information about operating statistics.

44

Exhibit E: PG&E Corporation's 2022 Earnings Guidance

EPS Guidance	2022 Low	2022 High
Estimated Earnings on a GAAP basis	~ $ 0.89	~ $ 1.23
Estimated Non-Core Items: (1)		
Amortization of Wildfire Fund contribution (2)	~ 0.16	~ 0.16
Bankruptcy and legal costs (3)	~ 0.09	~ 0.04
Investigation remedies (4)	~ 0.05	~ 0.05
2019-2020 wildfire-related costs (5)	~ 0.02	~ 0.01
Rate neutral securitization and Fire Victim Trust tax benefit (6)	~ (0.11)	~ (0.31)
Prior period net regulatory recoveries (7)	~ (0.03)	~ (0.03)
Estimated EPS on a non-GAAP Core Earnings basis	~ $ 1.07	~ $ 1.13

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2022, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) "Non-core items" include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Exhibit H: Use of Non-GAAP Financial Measures.

(2) "Amortization of Wildfire Fund contribution" represents the amortization of Wildfire Fund contributions related to AB1054. The total offsetting tax impact for the low and high non-core guidance range is $132 million.

(in millions, pre-tax)	2022 Low guidance range	2022 High guidance range
Amortization of Wildfire Fund contribution	~ $ 470	~ $ 470

45

Exhibit E: PG&E Corporation's 2022 Earnings Guidance

(3) "Bankruptcy and legal costs" consists of exit financing costs including interest on temporary Utility debt and write-off of unamortized fees related to the retirement of PG&E Corporation debt, and legal and other costs associated with PG&E Corporation and the Utility's Chapter 11 filing. The total offsetting tax impact for the low and high non-core guidance range is $78 million and $31 million, respectively.

	2022	
(in millions, pre-tax)	Low guidance range	High guidance range
Exit financing	~ $ 180	~ $ 60
Legal and other costs	~ 100	~ 50
Bankruptcy and legal costs	~ $ 280	~ $ 110

(4) "Investigation remedies" includes costs related to the 2019 Kincade fire settlement with the Safety and Enforcement Division approved by the CPUC on December 2, 2021, the Wildfires OII decision different, Paradise restoration and rebuild, and the locate and mark OII system enhancements. The total offsetting tax impact for the low and high non-core guidance range is $28 million.

	2022	
(in millions, pre-tax)	Low guidance range	High guidance range
2019 Kincade fire settlement	~ $ 85	~ $ 85
Wildfire OII disallowance and system enhancements	~ 20	~ 20
Paradise restoration and rebuild	~ 15	~ 15
Locate and mark OII system enhancements	~ 5	~ 5
Investigation remedies	~ $ 125	~ $ 125

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Exhibit E: PG&E Corporation's 2022 Earnings Guidance

(5) "2019-2020 wildfire-related costs" includes legal and other costs associated with the 2019 Kincade fire. The total offsetting tax impact for the low and high non-core guidance range is $17 million and $4 million, respectively.

(in millions, pre-tax)	2022 Low guidance range	2022 High guidance range
2019 Kincade fire-related costs		
Legal and other costs	~ $ 60	~ $ 15
2019-2020 wildfire-related costs	~ $ 60	~ $ 15

(6) "Rate neutral securitization and Fire Victim Trust tax benefit" includes the impact of post-emergence securitization and tax benefits related to Fire Victim Trust. Impacts of the post-emergence rate neutral securitization include the establishment of a securitization regulatory asset and an offsetting regulatory liability associated with revenue credits funded by up-front shareholder contributions and Net Operation Loss monetization. Fire Victim Trust tax benefits include tax benefits recognized upon the sale of PG&E shares by the Fire Victim Trust, which PG&E has elected to treat as a grantor trust. The low and high cases reflect the assumption that the CPUC's final decision, issued on May 11, 2021, authorizing the securitization of $7.5 billion of wildfire-related claims, will become final and non-appealable in 2022. The low case includes tax benefits of the Fire Victim Trust shares sold as of February 9, 2022 and the high case reflects an assumption that the Fire Victim trust sells all 477 million shares in 2022. The total offsetting tax impact for the low and high non-core guidance range is $96 million and $2.1 billion, respectively.

(in millions, pre-tax)	2022 Low guidance range	2022 High guidance range
Rate neutral securitization and Fire Victim Trust tax benefit	~ $ (145)	~ $ 1,390

(7) "Prior period net regulatory recoveries" represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case. The total offsetting tax impact for the low and high non-core guidance range is $22 million and $27 million, respectively.

(in millions, pre-tax)	2022 Low guidance range	2022 High guidance range
2011-2014 GT&S capital audit	~ $ (80)	~ $ (95)
Prior period net regulatory recoveries	~ $ (80)	~ $ (95)

Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility's joint annual report on Form 10-K for the quarter and year ended December 31, 2021.

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® 48 Exhibit F: General Earnings Sensitivities for 2022 Pacific Gas & Electric Company Variable Description of Change Estimated 2022 Non-GAAP Core Earnings Impact Rate base +/- $100 million change in allowed rate base +/- $5 million Return on Equity (ROE) +/- 0.1% change in allowed ROE +/- $26 million Share count +/- 1% change in average shares +/- $0.01 per share Revenue or expense +/- $30 million pre-tax change in at-risk revenue or expense +/- $0.01 per share

® 49 Year Ended December 31, (in millions) 2021 2020 PG&E Corporation’s Net Loss on a GAAP basis $ (88) $ (1,304) Income tax provision (benefit) 836 362 Other income, net (457) (483) Interest expense 1,601 1,260 Interest income (20) (39) Reorganization items, net 11 1,959 Operating Income $ 1,883 $ 1,755 Depreciation, amortization, and decommissioning 3,403 3,468 Wildfire Fund expense 517 413 2019-2020 wildfire-related costs, net of insurance 202 296 Prior period net regulatory recoveries 257 (64) Investigation remedies 171 296 PG&E Corporation’s Non-GAAP Adjusted EBITDA $ 6,433 $ 6,164 PG&E Corporation discloses “Adjusted EBITDA,” which is a non-GAAP financial measure, in order to provide a measure that some investors may find useful for evaluating PG&E Corporation’s performance. PG&E Corporation’s management generally does not use Adjusted EBITDA in managing i ts business. Adjusted EBITDA is calculated as PG&E Corporation’s net loss plus income tax provision (or less income tax benefit); less other income, net; plus interest expense; less interest income; plus reorganization items, net; plus depreciation, amortization, and decommissioning; plus Wildfire Fund expense; plus 2019-2020 wildfire-related costs, net of insurance; plus (less) prior period net regulatory recoveries; and plus investigation remedies. Adjusted EBITDA is not a substitute or alternative for GAAP measures, such as net income (loss), and may not be comparable to similarly titled measures used by other companies. See above for a reconciliation of GAAP net loss to non-GAAP Adjusted EBITDA. Exhibit G: GAAP Net Loss to Non-GAAP Adjusted EBITDA Reconciliation PG&E Corporation Year to Date, 2021 vs. 2020

® 50 Exhibit H: Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company: Use of Non-GAAP Financial Measures PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. “Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” is a non-GAAP financial measure and is calculated as non-GAAP core earnings divided by common shares outstanding (taken on a basic basis in the event of a GAAP loss and a diluted basis in the event of a GAAP gain). PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. With respect to our projection of non-GAAP core EPS for the years 2023-2026, we are not providing a reconciliation to the corresponding GAAP measures because we are unable to predict with reasonable certainty the reconciling items that may affect GAAP net income without unreasonable effort. The reconciling items are primarily due to the future impact of wildfire-related costs, timing of regulatory recoveries, special tax items, and investigation remedies. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.